                                   EXHIBIT 11

                             EAGLE BANCSHARES, INC.

Statement re:     Computation of per share earnings

         Below is a reconciliation for the three-month periods ended December 31, 2000 and 1999, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

COMPUTATION OF PER SHARE EARNINGS

                                                            THREE MONTHS ENDED
(dollars in thousands except per share data)  DECEMBER 31, 2000              December 31, 1999
                                              ------------------------------------------------
Basic
-----
Net income                                    $        (1,250)               $         2,343
                                              ----------------------------------------------
Average common shares                                   5,637                          5,546
                                              ----------------------------------------------
Earnings per common share - basic             $         (0.22)               $          0.42
                                              ----------------------------------------------
Diluted

Net income                                    $        (1,250)               $         2,343
                                              ----------------------------------------------
Average common shares - basic                           5,637                          5,546
Incremental shares outstanding                           --(1)                            72
                                              ----------------------------------------------
Average common shares - diluted                         5,637                          5,618
                                              ----------------------------------------------

Earnings per common share - diluted           $         (0.22)               $          0.42
                                              ----------------------------------------------
                                                       (1) Shares excluded due to loss position, 28.


         Below is a reconciliation for the nine-month periods ended December 31, 2000 and 1999, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

(dollars in thousands except per share data)                      NINE MONTHS ENDED
                                               DECEMBER 31, 2000                     December 31, 1999
                                               -------------------------------------------------------
Basic

Net income                                      $          1,892                      $          7,031
                                                ------------------------------------------------------

Average common shares                                      5,637                                 5,565
                                                ------------------------------------------------------

Earnings per common share - basic               $           0.34                      $           1.26
                                                ------------------------------------------------------

Diluted

Net income                                      $          1,892                      $          7,031
                                                ------------------------------------------------------

Average common shares - basic                              5,637                                 5,565
Incremental shares outstanding                                39                                    91
                                                ------------------------------------------------------
Average common shares - diluted                            5,676                                 5,656
                                                ------------------------------------------------------

Earnings per common share - diluted             $           0.33                      $           1.24
                                                ------------------------------------------------------


                                       42